UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 24, 2005

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth under this Item 2.03 is being reported pursuant to Item 2.03(a) of Form 8-K relating to the creation of a direct financial obligation.

     On May 27, 2005, Harwood Street Funding II, LLC, a special purpose, bankruptcy-remote Delaware limited liability company (“HSF II”), issued and sold Variable Rate Extendible Subordinated Notes, Series 2005-A, in the aggregate principal amount of $56,250,000 (the “Series 2005 Subordinated Notes”) and Variable Rate Term Notes, Series 2005-1, in the aggregate principal amount of $200,000,000 (the “Series 2005 Term Notes”). The Series 2005 Subordinated Notes and the Series 2005 Term Notes were sold pursuant to purchase agreements entered into by HSF II and the initial purchaser of such notes on May 24, 2005.

     HSF II was formed for the sole purpose of purchasing mortgage loans from time to time from Centex Home Equity Company, LLC (“CHEC”), an indirect, wholly owned subsidiary of Centex Corporation (“Centex”), and selling such mortgage loans to third parties. HSF II is obligated to purchase from CHEC, on a revolving basis, mortgage loans that satisfy certain eligibility criteria and portfolio requirements, up to HSF II’s financing limit of $4.0 billion. HSF II obtains funding for the purchase of mortgage loans by issuing from time to time secured liquidity notes, variable rate term notes and variable rate subordinated notes. HSF II issues its subordinated notes and term notes pursuant to a base indenture as supplemented by indenture supplements creating the particular series of notes and issues its secured liquidity notes pursuant to a security agreement and a depositary agreement. For financial accounting purposes, the obligations evidenced by HSF II’s secured liquidity notes, term notes and subordinated notes are reflected as either short-term or long-term indebtedness of Centex on a consolidated basis. The Series 2005 Subordinated Notes will be reflected as long-term indebtedness of Centex on a consolidated basis and the Series 2005 Term Notes will be reflected as short-term indebtedness of Centex on a consolidated basis. The net proceeds received from the issuance of the Series 2005 Subordinated Notes and the Series 2005 Term Notes will be used by HSF II to acquire mortgage loans from CHEC, invest in eligible investments or pay amounts due and owing on HSF II’s obligations. Proceeds of the mortgage loans owned by HSF II, the rights of HSF II under interest rate swaps with certain commercial banks and a reserve fund established by HSF II are the sole source of payments on HSF II’s secured liquidity notes, term notes and subordinated notes, including the Series 2005 Subordinated Notes and Series 2005 Term Notes.

     The Series 2005 Subordinated Notes initially will have an interest rate on the principal amount equal to one-month LIBOR plus 1.37% per annum, subject to change upon an extension of the maturity of the Series 2005 Subordinated Notes. Interest on the Series 2005 Subordinated Notes will be payable on the 25th day of each month or, if such day is not a business day, then the next succeeding business day, commencing on June 27, 2005. The principal amount of the Series 2005 Subordinated Notes will mature and be payable in full in one installment on May 25, 2010, provided that this maturity date may be extended under certain circumstances. The principal amount will be payable earlier if an event of default occurs under HSF II’s program documents that results in the acceleration of the maturities of HSF II’s secured liquidity notes and term notes. In addition, on any payment date commencing with the payment date occurring in May 2006, the Series 2005 Subordinated Notes may be redeemed, in whole but not in part, by HSF II upon prior notice to the holders of the Series 2005 Subordinated Notes. HSF II may also repurchase the Series 2005 Subordinated Notes in whole, upon the termination of HSF II’s secured liquidity notes program and the satisfaction of certain requirements under HSF II’s program documents. The rights of the holders of the Series 2005 Subordinated Notes to receive principal and interest payments will be subordinated to the amounts owing to the holders of HSF II’s secured liquidity notes and term notes.

     The Series 2005 Term Notes will have an interest rate on the principal amount equal to one-month LIBOR plus 0.05% per annum. Interest on the Series 2005 Term Notes will be payable on the 25th day of each month or, if such day is not a business day, then the next succeeding business day, commencing on June 27, 2005. The principal amount of the Series 2005 Term Notes will mature and be payable in full in one installment on May 25, 2006. The principal amount will be payable earlier if an event of default occurs, under the base indenture and indenture supplement governing the Series 2005 Term Notes, that results in the acceleration of the maturity of the Series 2005 Term Notes. In addition, upon the termination of HSF II’s secured liquidity notes program and the satisfaction of certain requirements under HSF II’s program documents, HSF II may repurchase the Series 2005 Term Notes, in whole but not in part, on any payment date upon prior notice to the holders of the Series 2005 Term Notes. The rights of the holders of the Series 2005 Term Notes to receive principal and interest payments will be senior to amounts owing to the holders of HSF II’s subordinated notes and will be pari passu with the holders of HSF II’s secured liquidity notes and any other term notes issued by HSF II.

     The Series 2005 Subordinated Notes and the Series 2005 Term Notes represent debt obligations of HSF II only and do not represent obligations of, and are not guaranteed or insured by, the manager or member of HSF II, CHEC, Centex or any subsidiary of Centex. Centex and CHEC retain, however, certain risks related to the portfolio of mortgage loans held by HSF II. CHEC makes representations and warranties to HSF II to the effect that each mortgage loan sold to HSF II satisfies certain eligibility criteria and portfolio requirements. CHEC also services the mortgage loans owned by HSF II and, as servicer, arranges for the sale of the mortgage loans by HSF II into the secondary market. Centex has provided a full, unconditional and irrevocable guarantee of the performance and payment obligations of CHEC as servicer of the mortgage loans owned by HSF II. Centex also retains certain interest rate risk and non-credit related market value risk in connection with the portfolio of mortgage loans owned by HSF II through swap arrangements with certain commercial banks that back HSF II’s interest rate swaps.

     For more information about HSF II and the structure of its activities, including the obligations of Centex and CHEC described above, please refer to Note F to Centex’s Consolidated Financial Statements, as contained in Centex’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, as filed with the Securities and Exchange Commission.

     The Series 2005 Subordinated Notes and Series 2005 Term Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold absent registration or an applicable exemption from registration requirements. The Series 2005 Subordinated Notes and Series 2005 Term Notes will be offered and sold only to (i) Qualified Institutional Buyers within the meaning of Rule 144A under the Act, (ii) Institutional Accredited Investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act or (iii) non-U.S. persons in offshore transactions in reliance on Regulation S under the Act.

THIS CURRENT REPORT ON FORM 8-K DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN
OFFER TO BUY THE SERIES 2005 SUBORDINATED NOTES OR SERIES 2005 TERM NOTES.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ JAMES R. PEACOCK III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: May 31, 2005